UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
September 5, 2013

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, WV 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Section 8 – Other Events

Item 8.01 – Other Events.

City Holding Company (“the Company”), a $3.4 billion bank holding company headquartered in Charleston and parent company of City National Bank of West Virginia, today announced that it will close its Lake James branch in Virginia Beach, Virginia, at year’s end.

“Our lease is up on December 31 and we have elected not to renew it. This branch, which is one of 10 we acquired when we purchased Community Bank, consists primarily of CD deposits. Core deposits are low, the branch closes very few loans, and there is not a strong base of business customers. This mix of business does not generate the revenue required to maintain a profitable branch,” said Charles R. Hageboeck, chief executive officer and president of City Holding Company.

The Lake James location employs six staff members. Some personnel will be reassigned to City’s Hilltop office in Virginia Beach.

Customers will also be reassigned to City National Bank’s Hilltop office and no action will be required on their part. Accounts will remain the same, and they may continue to use existing checks, deposit slips and other documents they currently use.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: September 5, 2013	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Chief Financial Officer